As filed with the Securities and Exchange Commission on September 28, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ROHM AND HAAS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	100 Independence Mall West Philadelphia, PA 19106-2399 (Address of Principal Executive Offices Including Zip Code)	23-1028370 (I.R.S. Employer Identification Number)

2005 ROHM AND HAAS COMPANY NON-QUALIFIED SAVINGS PLAN
(Full Title of the Plan)

Robert A. Lonergan
Rohm and Haas Company
100 Independence Mall West
Philadelphia, PA 19106-2399
(Name and Address of Agent For Service)

215-592-3000
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Dennis O. Wilson
Rohm and Haas Company
100 Independence Mall West
Philadelphia, PA 19106-2399

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered	Price Per Share	Offering Price	Fee
Deferred Compensation Obligation(1)	$60,000,000	N/A	$60,000,000	$7,062.00

(1)	The Deferred Compensation Obligation represents unsecured obligations of Rohm and Haas Company to pay deferred compensation in the future in accordance with the terms of the 2005 Rohm and Haas Company Non-Qualified Savings Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information requested in Part I of this Registration Statement is included in the prospectus for the Plan, which the Company has excluded from this Registration Statement in accordance with the instructions to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents that the Company has previously filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

1. the Company’s Annual Report on Form 10-K filed March 1, 2005, except to the extent that Items 1, 6, 7 and 8 of the Company’s Form 10-K have been superseded by information included in the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2005, which is also incorporated by reference into this Form S-8; and

2. the Company’s Quarterly Reports on Form 10-Q filed April 29, 2005 and July 27, 2005.
All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters the securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

Item 4.	Description of Securities.

The $60,000,000 in Deferred Compensation Obligation represents unsecured obligations of Rohm and Haas Company to pay deferred compensation in the future in accordance with the terms of the 2005 Rohm and Haas Company Non-Qualified Savings Plan.

Item 5.	Interests of Named Experts and Counsel.

Morgan, Lewis and Bockius LLP is acting as counsel to Rohm and Haas Company for the purpose of examining this Registration Statement and for providing its opinion as to the validity of the shares to be issued.

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Rohm and Haas’s Current Report on Form 8-K dated August 15, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Item 6.	Indemnification of Directors and Officers.

Rohm and Haas Company, via its Restated Certificate of Incorporation and its Bylaws, indemnifies its directors and officers from personal liability to the Company or its stockholders, with regard to threatened, pending or completed legal action, when serving the Company at its request.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
5	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included as part of the signature page)

Item 9.	Undertakings.

A. The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, on this 27th day of September, 2005.

ROHM AND HAAS COMPANY
By:	/s/ Raj L. Gupta
	Name:	Raj L. Gupta
	Title:	Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Robert A. Lonergan and Dennis O. Wilson, and each of them severally as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place and stead, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Commission any and all amendments (including post-effective amendments) and supplements to this Registration Statement as appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

Name and Signature	Title	Date
/s/ Raj L. Gupta Raj L. Gupta	Chairman, President, Chief Executive Officer and Director	September 27, 2005
/s/ Jacques M. Croisetiere Jacques M. Croisetiere	Vice President and Chief Financial Officer (Principal Accounting Officer)	September 27, 2005
/s/ William J. Avery William J. Avery	Director	September 27, 2005

Name and Signature	Title	Date
/s/ David W. Haas David W. Haas	Director	September 27, 2005
/s/ Thomas W. Haas Thomas W. Haas	Director	September 27, 2005
/s/ Richard L. Keyser Richard L. Keyser	Director	September 27, 2005
/s/ Rick J. Mills Rick J. Mills	Director	September 27, 2005
/s/ Jorge P. Montoya Jorge P. Montoya	Director	September 27, 2005
/s/ Sandra O. Moose Sandra O. Moose	Director	September 27, 2005
/s/ Gilbert S. Omenn Gilbert S. Omenn	Director	September 27, 2005
/s/ Gary L. Rogers Gary L. Rogers	Director	September 27, 2005
/s/ Ronaldo H. Schmitz Ronaldo H. Schmitz	Director	September 27, 2005

Name and Signature	Title	Date
/s/ George M. Whitesides George M. Whitesides	Director	September 27, 2005
/s/ Marna C. Whittington Marna C. Whittington	Director	September 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included as part of the signature page)